Exhibit 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

_________C

TKK SYMPHONY ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARE

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP G88950 103

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF

$0.0001 EACH OF

TKK SYMPHONY ACQUISITION CORPORATION

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

TKK SYMPHONY ACQUISITION CORPORATION

CAYMAN ISLANDS

TKK SYMPHONY ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they wer written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________Attorney to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination, as described in the prospectus covering the securities or (ii) if the holder seeks to convert his respective shares or sells them to the Company in a tender offer, in each case in connection with (1) the consummation of a business combination or (2) in connection with an amendment to our Memorandum and Articles of Association prior to the consummation of a business combination. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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